UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 31, 2022.

MOUNTAIN TOP PROPERTIES, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-56298	47-5544183
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3512 Desert Mesa Rd
Roanoke, TX 76262
(Address of principal offices)

(315) 254-8553
(Registrant’s Telephone Number)
1303 Wakefield Court
Winnabow, NC 28479
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
n/a	MTPP

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On January 31, 2022, the stockholders of the Company holding a majority in interest of the Company’s voting equity, approved by written consent and the members of the board of directors (the “Board”) of the Company approved by unanimous written consent, the appointment of Mr. Anthony E Lombardo, as its Chief Executive Officer and as a member of the Board.

Mr. Lombardo, 61, From March 1998 to December 2002, Mr. Lombardo worked as a Program Manager for Hughes Aircraft in Arlington, Texas. He was the South Central Regional Manager for Training and Services with General Motors Corporation in Dallas, TX from January 2003 through March 2004. From April 2004 to July 2008 he was Operations Manager of Laqua’s 481 Chevrolet, an auto dealership in Fulton, NY. Mr. Lombardo was a consultant for Hendricks Motorsports in North Carolina from August 2008 through Jan 2010. In April 2010 he became Floor Manager at Allstar Dodge, a subsidiary of Auto, Inc. in Amarillo, TX.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 31, 2022	Mountain Top Properties, Inc.

By: /s/Anthony E Lombardo
Anthony Lombardo, CEO